UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 28, 2008 (February 26, 2008)
HEALTHSPRING, INC.
(Exact name of registrant as specified in charter)

Delaware	001-32739	20-1821898
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

9009 Carothers Parkway Suite 501 Franklin, Tennessee	37067
(Address of principal executive offices)	(Zip Code)
(615) 291-7000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     On February 26, 2008, the Compensation Committee (the “Committee”) of the Board of Directors of HealthSpring, Inc. (the “Company”), after consideration of presentations and recommendations by the Company’s senior executive officers, approved the 2008 executive compensation arrangements, including base salaries and cash-based performance incentive opportunities (the “Bonus Plan”), for the Company’s named executive and other officers. For purposes of this Current Report on Form 8-K, the Company’s named executive officers pursuant to applicable rules of the Securities and Exchange Commission (“SEC”) are Herbert A. Fritch, President and Chief Executive Officer; Kevin M. McNamara, Executive Vice President and Chief Financial Officer; and J. Gentry Barden, Senior Vice President and General Counsel. The Company’s other two named executive officers (under SEC rules) terminated employment during 2007 and are not participating in the 2008 compensation program.
     The base salaries for 2008 approved by the Committee are as follows:

Name	Title	Salary
Herbert A. Fritch	President and Chief Executive Officer	$800,000

Kevin M. McNamara	Executive Vice President and Chief Financial Officer	$400,000

J. Gentry Barden	Senior Vice President and General Counsel	$250,000
     Mr. Fritch’s base salary remained the same as for 2007, while the salaries for Messrs. McNamara and Barden increased by 6.7% and 6.4%, respectively.
     The 2008 cash incentive bonuses under the Bonus Plan are targeted as a percentage of base salary and are subject to achieving specified Company 2008 earnings per share goals determined by the Committee. The “target” percentage for each of the named executive officers with 2008 bonus opportunities is as follows:

Name	Title	Target %
Herbert A. Fritch	President and Chief Executive Officer	100

Kevin M. McNamara	Executive Vice President and Chief Financial Officer	75

J. Gentry Barden	Senior Vice President and General Counsel	50
     The Company’s 2008 earnings per share goals for purposes of 2008 cash bonuses were determined by the Committee by reference to the publicly announced 2008 earnings per share (“EPS”) guidance to the investment community of $1.75 to $1.90. The earning per share goals were targeted on a sliding scale that allows for possible payouts of 50% to 200% of the target bonus amount based on actual 2008 EPS results. No bonus pursuant to the Bonus Plan will be payable for 2008 EPS below $1.75 and the maximum 200% percentage payout will be at a 2008 EPS level materially above $1.90. The Committee is authorized under the Bonus Plan to make adjustments for unusual or nonrecurring events. Following the end of the year, the Committee will make all calculations and determinations with respect to payment of bonuses under the Bonus Plan in its sole discretion. At the discretion of the Committee, all or any portion of the cash bonus is payable in the form of shares of restricted common stock of the Company with such terms and conditions, including time-based vesting requirements, as the Committee may determine. The Bonus Plan was adopted under the Company’s 2006 Equity Incentive Plan and is subject to the terms and conditions related to “Performance Awards” under such plan.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHSPRING, INC.
By:	/s/ J. Gentry Barden
J. Gentry Barden
Senior Vice President, General Counsel, and Secretary

Date: February 28, 2008